PATENT ASSIGNMENT AGREEMENT

THIS PATENT ASSIGNMENT AGREEMENT ("Agreement") is entered as of the 1st day of May 2006 ("EFFECTIVE DATE") by and between WORLD WASTE TECHNOLOGIES, with offices at 13520 Evening Creek Drive North, Suite 130, San Diego, CA 92128 ("WWT"), and The University of Alabama in Huntsville., with offices at 301 Sparkman Drive NW, Huntsville, AL 35805 ("UAH").

WHEREAS, UAH owns United States Patent No. 6,306,248 (the "PATENT") and desires to assign all right, title and interest in and to the Patent to WWT; and

WHEREAS, WWT desires to accept assignment of the Patent in accordance with this terms and conditions of this Agreement;

NOW THEREFORE, in consideration of the premises and mutual covenants herein contained, WWT and UAH agree as follows:

1.    ASSIGNMENT.

1.1 UAH hereby assigns to WWT exclusively throughout the world all right, title and interest (whether or not now existing) in and to: (a) the Patent and all associated patent rights, domestic and foreign, (b) all related domestic and foreign patent applications (and any resulting patents), patent disclosures, reissuances, continuations, continuations-in-part, divisionals, revisions, extensions, and reexaminations thereof, (c) all accompanying worldwide intellectual and industrial property rights, and
      (d) all right, title and interest UAH has in and to all causes of action and enforcement rights, if any, whether currently pending, filed, or otherwise, for the Patent, including without limitation, all rights to pursue damages, injunctive relief and other remedies for past, current and future infringement of the Patent (subsection (a), (b) (c) and (d) collectively the "INTELLECTUAL PROPERTY") (the "Assignment"). The parties hereto intend that the Assignment shall be subject to all existing licenses to the Intellectual Property properly reviewed and approved by UAH as of the date hereof but only if listed on Schedule 4 hereto and that WWT will assume those licensed specifically set forth on Schedule 4. UAH hereby represents and warrants that UAH has provided WWT with all files, agreements and other writings relating to the existing licenses listed on
      Schedule 4 attached hereto. UAH also hereby assigns to WWT all current claims for payment from Bio-Products International ("BPI") to UAH. UAH also assigns to WWT all information, trade secrets, know-how, technology and accompanying intellectual property rights, developed by UAH, its employees, contractors and licensees, related to, or covered by, the Intellectual Property. Other than as expressly set forth in this Agreement, UAH retains no rights whatsoever in the Intellectual Property.

1.2 In the event WWT (a) becomes the subject of any voluntary petition in bankruptcy or any voluntary proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors; or
      (b) becomes the subject of an involuntary petition in bankruptcy or any involuntary proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors, if such petition or proceeding is not dismissed within sixty (60) days of filing, whatever Intellectual Property owned by WWT at the time of such event shall automatically be assigned to UAH, subject to any licenses granted therein by WWT.

2.    PAYMENTS.

2.1 License. In consideration of the Assignment conveyed in Section 1.1 above, WWT shall (i) pay to UAH a one-time assignment fee of $100,000 payable in two installments; the first installment of $20,000 shall be payable on the Effective Date, the second installment for the balance of funds shall be paid on or before December 31, 2007 (the "Cash Consideration"), and (ii) within fifteen days after the date this assignment is executed by UAH, issue to UAH, or its designee, 167,000 shares of WWT's common stock (the "Equity Consideration"), in accordance with this Section 2 ("ASSIGNMENT FEE").

2.2 Claims. To the extent any collections are made by WWT on existing payments due to UAH from BPI described in Section 1.1 above, WWT shall notify UAH of the collection and immediately pay to UAH 50% of the amount of all such payments after deducting documented legal fees or collection costs. Any such legal fees, collection costs or other deductions shall be specifically itemized by WWT for review and approval by UAH.


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2.3   Payment  Terms.  WWT  shall  pay the  Cash  Consideration  to UAH,  or its designee, in two installments; first for $20,000 on the Effective Date, and second for $80,000 on or before December 31, 2007 at the address indicated below. The Equity Consideration issuable to UAH, or its designee, shall be 167,000 common shares. In addition to all other remedies available to UAH at law or in equity, subject to the limits imposed by any applicable usury law, interest shall accrue on payments made more than ten (10) days after they are due at the rate of eighteen percent (18%) per annum, compounded daily, from the due date until paid.

3. FURTHER ASSURANCES. UAH agrees to promptly assist WWT in every proper way to evidence, record and perfect the Section 1.1 assignment and to promptly apply for and obtain recordation of and from time to time secure, enforce, maintain, and defend the assigned rights. If WWT is unable for any reason whatsoever to secure UAH's signature to any document requested by WWT under this Section 3, UAH hereby irrevocably designates and appoints WWT and its duly authorized officers and agents, as UAH's agents and attorneys-in-fact, coupled with an interest and with full power of substitution, to act for and on UAH's behalf and instead of UAH, to execute and file any such document or documents and to do all other lawfully permitted acts to further the purposes of the foregoing with the same legal force and effect as if executed by UAH.

4. NON-AGGRESSION. UAH shall not at any time, directly or indirectly, oppose the grant of, nor dispute the validity or enforceability of, nor cooperate in any way in any suit, claim, counterclaim or defense against any patent or claim included in the Intellectual Property.

5.    WARRANTY.

5.1 UAH represents and warrants to WWT that UAH (a) is the sole owner (other than WWT) of all rights, title and interest in the Intellectual Property,
      (b) except as listed on Schedule 5 as attached hereto, has not assigned, transferred, licensed, pledged or otherwise encumbered any of the Intellectual Property or agreed to do so, (c) has full power and authority to enter into this Agreement and to make the assignment as provided in
      Section 1.1, (d) is not aware of any violation, infringement or misappropriation of any third party's rights (or any claim thereof) by the Intellectual Property, and (e) is not aware of any questions or challenges with respect to the patentability or validity of any claims of any existing patents or patent applications relating to the Intellectual Property.

5.2 EXCEPT AS PROVIDED IN PARAGRAPH 5.1, (i) UAH DOES NOT REPRESENT OR WARRANT THE PATENTABILITY OF ANY CLAIMED INVENTION IN, OR THE VALIDITY OF ANY PATENT; (ii) UAH DOES NOT REPRESENT OR WARRANT THAT THE MANUFACTURE, USE, SALE, OFFERING FOR SALE, IMPORTATION, EXPORTATION OR OTHER DISTRIBUTION OF ANY PRODUCT OR METHOD DISCLOSED AND CLAIMED IN ANY PATENT BY UAH, ANY LICENSEE OR ANY SUBLICENSEE OR ANYONE ELSE SHALL NOT CONSTITUTE AN INFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF OTHERS; AND (iii) UAH DOES NOT MAKE ANY REPRESENTATIONS, OR EXTEND ANY WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, WITH RESPECT TO ANY PATENT OR ANY PRODUCT, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

6. INDEMNIFICATION. WWT shall defend (with legal counsel selected and retained by WWT), indemnify and hold harmless the Board of Trustees of the University of Alabama, UAH, its directors, officers, employees, agents and their respective successors, assigns and heirs ("INDEMNITEES") against any and all claims, suits and legal actions by any third party (including without limitation any current licensees listed on Schedule 5) ("CLAIMS"), based upon any theory of liability (including, without limitation, warranty, strict liability or tort), arising out of the exercise of any rights under this Agreement to the Patent by WWT or any of its affiliates, successors or assigns, or by any sublicensee of WWT, all subject to the following:

6.1 Indemnitees shall give WWT written notice of the Claim which any Indemnitee desires WWT to defend, indemnify and hold harmless under this Agreement promptly after any Indemnitee receive notice thereof along with sufficient information for WWT to identify the Claim. WWT shall have sole control of the defense and/or settlement of all Claims, and Indemnitees shall not settle or compromise any such Claim without the prior written consent of WWT. Indemnitees shall cooperate and provide such assistance (including, without limitation, testimony and access to documentation within the possession or control of any Indemnitee) as WWT may reasonably request in connection with WWT's defense, settlement and satisfaction of the Claim.


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6.2   As part of  WWT's  obligation  to  defend,  indemnify  and  hold  harmless
      Indemnitees, WWT shall pay any and all (i) costs and expenses reasonably incurred by WWT in connection with the defense, settlement or satisfaction of any Claim (including, without limitation, any amounts agreed to by WWT in settlement of the Claim) and (ii) amounts required by any judgment or order of any court to be paid by Indemnitees as damages or other relief based upon the Claim; provided that Indemnitees have complied with their obligations under (a) above with respect to the Claim.

6.3 WWT shall not be obligated under this Section 6 with respect to any Claim or related costs and expenses, if and to the extent the Claim arises out of or is related to any breach of this Agreement by UAH (including, without limitation, any breach of UAH's representations and warranties set forth in Section 5).

6.4 Except as specifically provided in 6.1 and 6.2 above, WWT shall not have any obligation to pay or reimburse any costs or expenses (including, without limitation, any fees or expenses of any legal counsel retained by any Indemnitee), unless otherwise agreed in writing by WWT.

6.5 Notwithstanding anything to the contrary in this Agreement or otherwise, WWT's maximum cumulative liability for all Claims and all causes of action for which WWT would be required to indemnify under this Section 6 shall not exceed $1,000,000.

7. MISCELLANEOUS. WWT agrees to feature UAH as its primary technology partner in WWT's collateral materials, website and other communications after review and approval by UAH. This Agreement is not assignable or transferable, by operation of law, merger, acquisition, reorganization or otherwise, by UAH without the prior written consent of WWT; any attempt to do so shall be void. Any notice, report, approval or consent required or permitted hereunder shall be in writing and will be deemed to have been duly given if delivered personally, mailed by first-class, registered or certified U.S. mail, postage prepaid, or by traceable express courier, to the respective addresses of the parties as set forth above (or such other address as a party may designate by ten (10) days notice). This Agreement shall not be construed against the party preparing it, but shall be construed as if all parties jointly prepared this Agreement and any uncertainty or ambiguity shall not be interpreted against any party. The language of all parts of this Agreement shall in all cases be construed simply, according to fair meaning, and not strictly for or against any of the parties hereto. The paragraph headings in this Agreement are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement. No failure to exercise, and no delay in exercising, on the part of either party, any privilege, any power or any rights hereunder will operate as a waiver thereof, nor will any single or partial exercise of any right or power hereunder preclude further exercise of any other right hereunder. If any provision of this Agreement shall be adjudged by any court of competent jurisdiction to be unenforceable or invalid, that provision shall be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable. This Agreement shall be deemed to have been made in, and shall be construed pursuant to the laws of the State of Alabama and the United States without regard to conflicts of laws provisions thereof. The prevailing party in any action to enforce this Agreement shall be entitled to recover costs and expenses including, without limitation, attorneys' fees. Any waivers or amendments shall be effective only if made in writing and signed by a representative of the respective parties authorized to bind the parties. Both parties agree that this Agreement is the complete and exclusive statement of the mutual understanding of the parties and supersedes and cancels all previous written and oral agreements and communications relating to the subject matter of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first indicated above.


UNIVERSITY OF ALABAMA IN HUNTSVILLE               WORLD WASTE TECHNOLOGIES, INC.

By: /s/ Lawrence R. Greenwood                     By: /s/ John Pimentel
    ------------------------------                ------------------------------

Print Name: Lawrence R. Greenwood, Ph.D.          Print Name: John Pimentel
                                                              ------------------

Title: Vice President for Research                Title: Chief Executive Officer
                                                         -----------------------


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                                   SCHEDULE 5

                                EXISTING LICENSES

Amended and Restated License Agreement with Bio-Products International, Inc., dated August 13, 2004 (copy attached.

All  other   agreements   are   Sublicense   Agreements   between   Bio-Products
International, Inc. and various companies.



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